EXHIBIT 10.7

Recording Requested by

and when recorded return to:

Goodwin Procter LLP

601 South Figueroa Street, 41st Floor

Los Angeles, California 90017

Attention: Dean C. Pappas, Esq.

DEED OF TRUST

and

ABSOLUTE ASSIGNMENT OF RENTS

AND LEASES

and

SECURITY AGREEMENT

(AND FIXTURE FILING)

This DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (“Deed of Trust”), dated as of December 19, 2008 is executed by FPA GOVERNOR PARK ASSOCIATES, LLC, a Delaware limited liability company (“Trustor”), with a mailing address at c/o Fowler Property Acquisitions, 100 Bush Street, Suite 510, San Francisco, California, to Chicago Title Company, a California corporation (“Trustee”), with a mailing address at 388 Market Street, Suite 1300, San Francisco, CA 94111, Attn: Susan Trowbridge, for the benefit of MIREF GOVERNOR FINANCE, LLC (“Beneficiary”), with a mailing address at c/o McMorgan Institutional Real Estate Fund I, LLC, 425 Market Street, Suite 1600, San Francisco, California 94105.

R E C I T A L S

A.	Trustor proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Trustor the maximum principal amount of ELEVEN MILLION FOUR HUNDRED FORTY AND NO/100THS DOLLARS ($11,440,000) (“Loan”). The Loan is evidenced by a promissory note (“Note”) executed by Trustor, dated the date of this Deed of Trust, payable to the order of Beneficiary in the maximum principal amount of the Loan. The maturity date of the Loan is December 19, 2010, subject to the extension options set forth in the Note. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Note.

B.	The loan documents include this Deed of Trust, the Note and the other documents described in the Note as Loan Documents (“Loan Documents”).

ARTICLE 1. DEED OF TRUST

1.1.	GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, conveys and assigns to Trustee, in trust, for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

a.	That certain real property commonly known as Two Governor Park, located at 6310 Greenwich Drive, San Diego, County of San Diego, State of California, and more particularly described on Exhibit A-1 attached hereto (the “Two Governor Property”) and that certain real property commonly known as Five Governor Park, located at 5060 Shoreham Place, San Diego, County of San Diego, State of California, and more particularly described on Exhibit A-2 attached hereto (the “Five Governor Property”, together with the Two Governor Property, the “Land”);

b.	All appurtenances, easements, rights of way, water and water rights, pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, now or later used or useful in connection with, appurtenant to or related to the Land;

c.	All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land, including, without limitation, the buildings commonly known as Two Governor Park and Five Governor Park as well as any other buildings or structures located on the Land (collectively, the “Improvements”);

d.	All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land and all on-site parking;

e.	All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

f.	All additions and accretions to the property described above;

g.	All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all tradenames or business names relating to the Land or the present or future development, construction, operation or use of the Land, plan, specifications and drawings, rights of landlord under any leases or occupancy agreements, all property records (excluding historical accounting records), substantive correspondence and other documents related to any right occupy any of the Improvements; and

h.	All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the “Property”. The listing of specific rights or property shall not be interpreted as a limitation of general terms.

ARTICLE 2. OBLIGATIONS SECURED

2.1.	OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations (“Secured Obligations”):

a.	Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

b.	Payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations and advances made to protect the Property;

c.	Payment and performance of all additional covenants and obligations of Trustor under the Loan Documents;

d.	Payment and performance of all covenants and obligations, if any, which any rider attached as an exhibit to this Deed of Trust recites are secured hereby;

e.	Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

f.	All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees;

g.	All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes; and

h.	Payment and performance of any other obligations which are defined as “Secured Obligations” in the Note.

2.2.	OBLIGATIONS. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3.	INCORPORATION. All terms and conditions of the documents which evidence any of the Secured Obligations are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligation may vary from time to time.

ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1.	ASSIGNMENT. Trustor irrevocably assigns to Beneficiary all of Trustor’s right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof (“Leases”); and (b) the rents, issues, deposits and profits of the Property, including, without limitation, all amounts payable and all rights and benefits accruing to Trustor under the Leases (“Payments”). The term “Leases” shall also include all guarantees of and security for the tenants’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property.

3.2.	GRANT OF LICENSE. Beneficiary confers upon Trustor a revocable license (“License”) to collect and retain the Payments as they become due and payable, until the occurrence of a Default (as hereinafter defined). Upon the occurrence of a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. Trustor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants’ undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply, in its sole discretion, any Payments so collected by Beneficiary against any Secured Obligation or any other obligation of Trustor or any other person or entity, under any document or instrument related to or executed in connection with the Loan Documents, whether existing on the date hereof or hereafter arising. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice.

3.3.	EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (e) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (f) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

3.4.	COVENANTS-SHORT TERM LEASES. Trustor shall at Trustor’s sole cost and expense:

a.	perform the obligations of landlord contained in the Leases and use reasonable efforts to enforce performance by the tenants of the obligations of the tenants contained in the Leases;

b.	use commercially reasonable efforts to keep the Property leased at all times to tenants which Trustor reasonably and in good faith believes are creditworthy at rents not less than the fair market rental value (including, but not limited to, free or discounted rents to the extent the market so requires);

c.	Give Beneficiary prompt written notice of any default which occurs with respect to any of the Leases, whether the default be that of the lessee or of the lessor, which would allow either party to terminate the Lease or would allow the lessee to offset any amount against its payment of rent; and

d.	promptly upon Beneficiary’s request, execute and record any additional assignments to Beneficiary of landlord’s interest in any Lease or specific subordinations (or subordination, attornment and non-disturbance agreements executed by the lessor and lessee) of any Lease in form and substance satisfactory to Beneficiary.

Unless consented to in writing by Beneficiary or otherwise permitted by any provision of the Loan Documents, Trustor shall not:

e.	enter into any Leases after the date hereof;

f.	terminate, modify or amend any of the terms of the Leases or in any manner release or discharge the lessees from any obligations thereunder;

g.	Subordinate or agree to subordinate any of the Leases to any other security deed or encumbrance;

h.	grant any tenant under any Lease any option, right of first refusal or other right to purchase all or any portion of the Property under any circumstances; or

i.	execute any other assignment of landlord’s interest in any of the Leases.

Any such attempted action in violation of the provisions of this Section shall be null and void.

3.5.	RIGHT OF SUBORDINATION. To the extent permitted by applicable law, Beneficiary may at any time and from time to time by specific written instrument intended for the purpose unilaterally subordinate the lien of this Deed of Trust to any Lease, without joinder or consent of, or notice to, Trustor, any tenant or any other person. Notice is hereby given to each tenant under a Lease of such right to subordinate. No subordination referred to in this Section shall constitute a subordination to any lien or other encumbrance, whenever arising, or improve the right of any junior lienholder. Nothing herein shall be construed as subordinating this Deed of Trust to any Lease.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1.	SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (“Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all rents, issues, deposits and profits of the Property (to the extent, if any, they are not subject to the Absolute Assignment of Rents and Leases); all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document, all reserves, impounds, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

As to all of the above-described personal property which is or which hereafter becomes a “fixture” under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code, as amended or recodified from time to time (“UCC”).

4.2.	COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary deems necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least 30 days’ prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary’s rights hereunder.

4.3.	RIGHTS OF BENEFICIARY. In addition to Beneficiary’s rights as a “Secured Party” under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) subject to the rights of tenants under any Leases, inspect the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4.	RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence of a Default, then in addition to all of Beneficiary’s rights as a “Secured Party” under the UCC or otherwise at law:

a.	Disposition of Collateral. Beneficiary may: (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice, enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor’s expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

b.

Other Rights. Beneficiary may, for the account of Trustor and at Trustor’s expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral.

Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary’s rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that 5 days’ prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitations, reasonable attorneys’ fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5.	POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, Beneficiary may, without the obligation to do so, in Beneficiary’s name or in the name of Trustor, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary’s security interests and rights in or to the Collateral, and upon a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1.	REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor’s current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the date hereof:

a.	Legal Status. Trustor is duly organized and existing and in good standing under the laws of the state(s) in which Trustor is organized. Trustor is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required.

b.	Permits. Trustor possess all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, necessary to enable Trustor to conduct the business(es) in which Trustor is now engaged in compliance with applicable law.

c.

Authorization and Validity. The execution and delivery of the Loan Documents have been duly authorized and the Loan Documents constitute valid and binding obligations of Trustor or the party which executed the same, enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

d.	Violations. The execution, delivery and performance by Trustor of each of the Loan Documents does not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Trustor is a party or by which Trustor is bound.

e.	Litigation. There are no pending or threatened actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which may adversely affect the financial condition or operations of Trustor other than those previously disclosed in writing by Trustor to Beneficiary.

f.	Financial Statements. The financial statements of Trustor, of each general partner (if Trustor is a partnership), of the managing member (if Trustor is a limited liability company) and of Limited Guarantor previously delivered by Trustor to Beneficiary: (i) are true, complete and correct; (ii) present fairly the financial condition of such party; and (iii) have been prepared in accordance with the same accounting standard used by Trustor to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan, or other accounting standards approved by Beneficiary. Since the date of such financial statements, there has been no material adverse change in the financial condition of Trustor or Limited Guarantor.

g.	Reports. All reports, documents, instruments and information delivered to Beneficiary in connection with the Loan: (i) are correct and sufficiently complete to give Beneficiary accurate knowledge of their subject matter; and (ii) do not contain any misrepresentation of a material fact or omission of a material fact which omission makes the provided information misleading.

h.	Income Taxes. There are no pending assessments or adjustments of Trustor’s income tax payable with respect to any year.

i.	Subordination. There is no agreement or instrument to which Trustor is a party or by which Trustor is bound that would require the subordination in right of payment of any of Trustor’s obligations under the Note to an obligation owed to another party.

j.	Title. Trustor lawfully holds and possesses fee simple title to the Property, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust; and (iii) other matters, if any, approved by Beneficiary in a writing (collectively, the “Permitted Exceptions”).

k.	Collateral. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously approved by Beneficiary in writing. Trustor’s chief executive office (or principal residence, if applicable) is located at the address shown on page one of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every respect. Trustor’s legal name is exactly as shown on page one of this Deed of Trust.

l.	Homestead. There is no homestead or other exemption available to Trustor which would materially interfere with the right to sell the Property at a trustee’s sale or the right to foreclose this Deed of Trust.

m.	Solvency. None of the transactions contemplated by the Loan will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Trustor, and Trustor, on the Effective Date (as defined in the Note), will have received fair and reasonably equivalent value in good faith for the grant of the liens or security interests effected by the Loan Documents. On the Effective Date, Trustor will be solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. Trustor is able to pay its debts as they become due.

n.	Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust.

o.	Encroachments. Except as shown in the survey, if any, previously delivered to Beneficiary, none of the buildings or other improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

p.	Leases. Except as disclosed in any rent roll provided to Beneficiary or otherwise disclosed to Beneficiary in writing (i) all existing Leases are in full force and effect and are enforceable in accordance with their respective terms, (ii) no material breach or default by any party, or event which would constitute a material breach or default by any party after notice or the passage of time, or both, exists under any existing Lease and (iii) none of the landlord’s interests under any of the Leases, including, but not limited to, rents, additional rents, charges, issues or profits, has been transferred or assigned.

q.	Condition of Property. Except as shown in the property condition survey or other engineering reports, if any, previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

r.	Hazardous Materials. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, and except for de minimus amounts of Hazardous Materials (defined herein) used in connection with the normal operations and maintenance of the Property and used, stored and disposed of in accordance with all Hazardous Materials Laws (defined herein), the Property is not and has not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of Hazardous Materials (as hereinafter defined) except as otherwise previously disclosed in writing by Trustor to Beneficiary.

s.	Hazardous Materials Laws. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, the Property complies with all Hazardous Materials Laws (as hereinafter defined).

t.	Hazardous Materials Claims. Except as shown in the environmental assessment report(s), if any, previously delivered to or obtained by Beneficiary, are no pending or threatened Hazardous Materials Claims (as hereinafter defined).

u.	Compliance With Laws. Except as shown on the Property condition report or any other engineering reports delivered to or obtained by Beneficiary, all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990, as amended from time to time (42 U. S. C. Section 12101 et seq.) have been satisfied or complied with. Trustor is in possession of all certificates of occupancy and all other licenses, permits and other authorizations required by applicable law for the existing use of the Property. All such certificates of occupancy and other licenses, permits and authorizations are valid and in full force and effect.

v.	Property Taxes and Other Liabilities. Except for those items being contested in good faith and in accordance with applicable laws and Section 8.4 hereof) all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid.

5.2.	Beneficiary’s Knowledge. Beneficiary (or an affiliate thereof) had an interest in the Property prior to the Effective Date. In recognition thereof, to the extent that Beneficiary had actual knowledge as of the Effective Date that any of the representations set forth in Section 5.1.n through 5.1.v is not true and correct as of the Effective Date, then such representation shall be deemed modified by such actual knowledge of Beneficiary. For purposes of the foregoing, the “actual knowledge” of Beneficiary shall be deemed to be the actual, current knowledge of Thomas P. O’Hanlon as of the Effective Date, without the duty of investigation.

5.3.	REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING STATUS.

Trustor hereby represents, warrants and covenants to Beneficiary as follows:

a.	such entity was organized solely for the purpose of owning and operating the Property;

b.	such entity has not and will not engage in any business unrelated to the ownership and operation of the Property;

c.	such entity has not and will not have any assets other than the Property (and personal property incidental to the ownership and operation of the Property);

d.	such entity has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, or amendment of its articles of incorporation, articles of organization, certificate of formation, operating agreement or partnership agreement, as applicable;

e.	such entity, without the unanimous consent of all of its directors (including all Independent Directors (as defined herein), general partners or members, as applicable, shall not file or consent to the filing of any bankruptcy or insolvency petition or otherwise institute insolvency proceedings;

f.	such entity has no indebtedness (and will have no indebtedness) other than (i) the Loan; and (ii) unsecured trade debt, which is not evidenced by a note and is incurred in the ordinary course of its business in connection with owning, operating and maintaining the Property and is paid within sixty (60) days from the date incurred;

g.	such entity does not have and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

h.	such entity has maintained and will maintain its accounts, books and records separate from any other person or entity;

i.	such entity has maintained and will maintain its books, records, resolutions and agreements as official records;

j.	such entity (i) has not and will not commingle its funds or assets with those of any other entity; and (ii) has held and will hold its assets in its own name;

k.	such entity has conducted and will conduct its business in its own name;

l.	such entity has maintained and will maintain its accounting records and other entity documents separate from any other person or entity;

m.	such entity has prepared and will prepare separate tax returns and financial statements, or if part of a consolidated group, is shown as a separate member of such group;

n.	such entity has paid and will pay its own liabilities and expenses out of its own funds and assets;

o.	such entity has held and will hold regular meetings, as appropriate, to conducts its business and has observed and will observe all corporate, partnership or limited liability company formalities and record keeping, as applicable;

p.	such entity has not and will not assume or guarantee or become obligated for the debts of any other entity or hold out its credit as being available to satisfy the obligations of any other entity;

q.	such entity has not and will not acquire obligations or securities of its shareholders, partners or members, as applicable;

r.	such entity has allocated and will allocate fairly and reasonably the costs associated with common employees and any overhead for shared office space and such entity has used and will use separate stationery, invoices and checks;

s.	such entity has not and will not pledge its assets for the benefit of any other person or entity;

t.	such entity has held and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other person or entity;

u.	such entity has not made and will not make loans to any person or entity;

v.	such entity has not and will not identify its shareholders, partners or members, as applicable, or any affiliates of any of the foregoing, as a division or part of it;

w.	such entity has not entered into and will not enter into or be a party to, any transaction with its shareholders, partners or members, as applicable, or any affiliates of any of the foregoing, except in the ordinary course of its business pursuant to written agreements and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

x.	if any such entity is a corporation, the directors of such entity shall consider the interests of the creditors of such entity in connection with all corporate action;

y.	such entity has paid and will pay the salaries of its own employees and has maintained and will maintain a sufficient number of employees in light of its contemplated business operations;

z.	such entity has maintained and will maintain adequate capital in light of its contemplated business operations;

aa.	[Intentionally Omitted].

bb.	if any such entity is a partnership with more than one general partner, its partnership agreement requires the remaining partners to continue the partnership as long as one solvent general partner exists; and

cc.	if any such entity is a limited liability company, its operating agreement, if any such entity is a partnership, its partnership agreement and if any such entity is a corporation, to the fullest extent permitted by applicable law, its articles of incorporation, contain the provisions set forth in this Section 5.2 and such entity shall conduct its business and operations in strict compliance with the terms contained therein.

ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1.

MAINTENANCE AND PRESERVATION OF THE PROPERTY. Subject to the rights of tenants under any Leases, Trustor shall: (a) keep the Property and Collateral in good condition and repair; (b) complete or restore promptly and in good and workmanlike manner the Property and Collateral or any part thereof which may be damaged or destroyed (unless, if and to the extent permitted under Section 6.11, Beneficiary elects to require that insurance proceeds be used to reduce the Secured Obligations); (c) comply and cause the Property to comply with (i) all laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be reasonably necessary to maintain and preserve its value; (e) engage a property manager of the Property and enter into a property management agreement concerning the Property, each approved by Beneficiary in advance and in writing, including with respect to all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary or Trustee deems necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor’s obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Subject to the rights of tenants under any Leases, Trustor shall not: (g) remove or demolish all or any part of the Property (other than demolition of interior space with respect to tenant improvements as set forth in the then-current Business Plan approved in writing by Beneficiary); (h) alter either (i) the exterior of the Property in a manner which materially and adversely affects the value of the Property or (ii) the roof or other structural elements of the Property; (i) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (j) materially alter the type of occupancy or use of all or any part of the Property; or (k) commit or permit physical waste of the Property.

Additionally, the failure of Trustor to pay any taxes or assessments assessed against the Property, or any installment thereof, or any premiums payable with respect to any insurance policy covering the Property, shall constitute waste. Trustor hereby consents to the appointment of a receiver should Beneficiary elect to seek such relief.

6.2.	HAZARDOUS MATERIALS. Without limiting any other provision of this Deed of Trust, Trustor agrees as follows:

a.	Trustor shall not cause or permit the Property to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any oil or other petroleum products, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances” under the Hazardous Materials Laws (defined below) and/or other applicable environmental laws, ordinances or regulations (“Hazardous Materials”).

The foregoing to the contrary notwithstanding, (i) Trustor may store, maintain and use on the Property janitorial and maintenance supplies, paint and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by owners and managers of properties of a type similar to the Property; and (ii) tenants of the Property may store, maintain and use on the Property household and consumer cleaning supplies and other Hazardous Materials of a type and in a quantity readily available for purchase by the general public and normally stored, maintained and used by tenants of properties similar to the Property.

b.	Trustor shall comply and cause the Property to comply with all federal, state and local laws, ordinances and regulations relating to Hazardous Materials (“Hazardous Materials Laws”), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other jurisdictions or orders and regulations.

c.	Trustor shall promptly notify Beneficiary in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property (other than Hazardous Materials permitted under Section 6.2(a)); (ii) any knowledge by Trustor that the Property does not comply with any Hazardous Materials Laws; (iii) any claims or actions (“Hazardous Materials Claims”) pending or threatened against Trustor or the Property by any governmental entity or agency or any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to become contaminated by or with Hazardous Materials.

d.	In response to the presence of any Hazardous Materials on, under or about the Property, Trustor shall immediately take, at Trustor’s sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

e.	Upon reasonable prior notice to Trustor and subject to the rights of tenants under any Leases, Beneficiary, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding), enter and inspect the Property for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property. If Beneficiary has reason to believe, in its good faith discretion, that an audit may disclose the presence or release of Hazardous Materials, or if an environmental audit deems further testing is necessary, Beneficiary has the right to obtain, at Beneficiary’s expense, such environmental audit and/or further testing.

f.	Trustor and Beneficiary agree that: (i) this Hazardous Materials Section is intended as Beneficiary’s written request for information (and Trustor’s response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and (ii) each representation and warranty and covenant in this Section (together with any indemnity applicable to a breach of any such representation and warranty) with respect to the environmental condition of the Property is intended by Beneficiary and Trustor to be an “environmental provision” for purposes of California Code of Civil Procedure Section 736.

6.3.

COMPLIANCE WITH LAWS. Trustor shall use commercially reasonable efforts to comply, or cause its tenants under any Leases to comply, with all federal, state and local laws, rules and regulations applicable to the Property, including, without limitation, all zoning and building requirements and all requirements of the Americans With Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.), as amended from time to time. Trustor shall possess and maintain in full force and effect at all times (a) all certificates of occupancy and other licenses, permits and authorizations required by applicable law for the existing use and operation of the Property and (b) all permits, franchises and licenses and all rights to all trademarks, trade names, patents and fictitious names, if any, required by applicable law for Trustor to conduct the business(es) in which Trustor is now engaged and necessary or reasonably considered by Beneficiary to be desirable for the contemplated use, operation and maintenance of the Property unless the failure to so comply or maintain is not reasonably expected to have a material adverse effect.

6.4.	LITIGATION. Trustor shall promptly notify Beneficiary in writing of any litigation pending or threatened against Trustor or any guarantor claiming damages in excess of $100,000 and of all pending or threatened litigation against Trustor or Limited Guarantor if the aggregate damage claims against Trustor or any guarantor exceed $300,000.

6.5.	MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Trustor shall not: (a) merge or consolidate with any other entity; (b) make any substantial change in the nature of Trustor’s business or structure; (c) acquire all or substantially all of the assets of any other entity; or (d) sell, lease, assign, transfer or otherwise dispose of a material part of Trustor’s assets except in the ordinary course of Trustor’s business.

6.6.	ACCOUNTING RECORDS. Trustor shall maintain adequate books and records for the Property and/or Trustor in accordance with the same accounting standard used by Trustor to prepare the financial statements delivered to and approved by Beneficiary in connection with the making of the Loan or other accounting standards approved by Beneficiary. Trustor shall permit any representative of Beneficiary, at any reasonable time and from time to time upon reasonable prior notice, to inspect, audit and examine such books and records and make copies of same.

6.7.

COSTS, EXPENSES AND ATTORNEYS’ FEES. Trustor shall pay to Beneficiary from time to time the full amount of all costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses of Beneficiary’s in-house or outside counsel, incurred by Beneficiary in connection with: (a) appraisals and inspections of the Property or Collateral required by Beneficiary as a result of (i) a Transfer or proposed Transfer (as defined below), or (ii) a Default; (b) appraisals and inspections of the Property or Collateral required by applicable law, including, without limitation, federal or state regulatory reporting requirements; and (c) any acts performed by Beneficiary at Trustor’s request or wholly or partially for the benefit of Trustor (including, without limitation, the preparation or review of amendments, assumptions, waivers, releases, reconveyances, estoppel certificates or statements of amounts owing under any Secured Obligation). In connection with appraisals and inspections, Trustor specifically (but not by way of limitation) acknowledges that: (aa) a formal written appraisal of the Property by a state certified or licensed appraiser may be required by Beneficiary’s internal procedures and/or federal regulatory reporting requirements on not more than an annual or more frequent basis; and (bb) Beneficiary may require inspection of the Property by an independent supervising architect, a cost engineering specialist, or both in association with a Default or in connection with a draw request. Trustor shall pay all indebtedness arising under this Section within five (5) Business Days of demand by Beneficiary together with interest thereon following notice of such indebtedness at the rate of interest then applicable to the principal balance of the Note as specified therein. As used herein, “Business Days” shall mean Monday through Friday of each calendar week, exclusive of federal holidays

6.8.	LIENS, ENCUMBRANCES AND CHARGES. Subject to Trustor’s right to contest the same in accordance with Section 8.4 herein, Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of Section 6.15. Subject to Trustor’s right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.9.	TAXES AND OTHER LIABILITIES. Subject to Trustor’s right to contest the same in accordance with Section 8.4 herein, Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property.

6.10.

INSURANCE COVERAGE. Trustor shall obtain, and so long as any of the Secured Obligations remain outstanding maintain, the following insurance coverage: (a) “All Risk” or “Special Form” property insurance, including coverages for real and personal property, earthquake, acts of terrorism, boiler and machinery, wind storm, extra expense and rent loss or business interruption (covering at least twelve (12) months), insuring 100% of the insurable replacement value of the Property and Collateral, with no coinsurance or similar penalty; (b) Commercial General Liability insurance (including contractual liability) in an amount not less than $1,000,000 per occurrence and $5,000,000 in the aggregate, with a “Per Location” aggregate endorsement if multiple properties are insured under the same policy; and (c) umbrella or excess liability insurance in the amount of at least $20,000,000. All insurance required hereunder must have deductibles in an amount of $10,000 or less (other than those applicable to earthquake and terrorism insurance, which must be satisfactory to Beneficiary in Beneficiary’s sole, good faith discretion). Beneficiary may from time to time also require that Trustor maintain insurance for flood, builder’s risk, commercial auto, workers compensation, environmental and such other insurance as Beneficiary may require. Each insurance company providing coverage must have an A. M. Best rating of no less than A-IX. Trustor shall from time to time, at Beneficiary’s request, promptly deliver to Beneficiary the following evidence of insurance: (i) an insurance binder or other evidence of property insurance provided by an authorized insurance agent or broker; and (ii) a certificate of insurance, provided by an authorized insurance agent, confirming coverages are maintained for liability insurance as required to be carried by the Trustor, each of which: (A) with respect to the property insurance, must include a mortgagee clause and a loss payee clause satisfactory to Beneficiary, and with respect to the Certificate of Liability Insurance, must name Beneficiary as an Additional Insured and (B) must otherwise be satisfactory to Beneficiary.

6.11.	CONDEMNATION AND INSURANCE PROCEEDS.

a.	Assignment of Claims. Trustor absolutely and irrevocably assigns to Beneficiary all of the following rights, claims and amounts (collectively, “Claims”), all of which shall be paid to Beneficiary: (i) all awards of damages and all other compensation payable directly or indirectly by reason of a condemnation or proposed condemnation for public or private use affecting all or any part of, or any interest in, the Property or Collateral; (ii) all other claims and awards for damages to or decrease in value of all or any part of, or any interest in, the Property or Collateral; (iii) all proceeds of any insurance policies payable by reason of loss sustained to all or any part of the Property or Collateral; and (iv) all interest which may accrue on any of the foregoing. Trustor shall give Beneficiary prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof. Beneficiary may commence, appear in, defend or prosecute any Claim, and may adjust, compromise and settle all Claims, but shall not be responsible for any failure to commence, appear in, defend, prosecute or collect any such Claim regardless of the cause of the failure. All awards, proceeds and other sums described herein shall be payable to Beneficiary.

b.	Application of Proceeds; No Default. So long as no Default has occurred and is continuing at the time of Beneficiary’s receipt of the proceeds of the Claims (“Proceeds”) and no Default occurs thereafter, the following provisions shall apply:

(i)	Condemnation. If the Proceeds are the result of Claims described in clauses 6.11.a (i) or (ii) above, or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: First, to Beneficiary’s expenses in settling, prosecuting or defending the Claims; and Second, to the Secured Obligations (including to payment of the Exit Fee (as defined in and calculated in accordance with the Note) payable in respect of such Proceeds in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, provided, however, Beneficiary may, in its sole and absolute discretion, elect to disburse such Proceeds to Trustor to be applied to the repair or restoration of the Property.

(ii)	Insurance. If the Proceeds are the result of Claims described in clause 6.11.a (iii) above or interest accrued thereon, Beneficiary shall apply the Proceeds in the following order of priority: (A) if the amount of the Proceeds is less than $250,000, First, to Beneficiary’s expenses in settling, prosecuting or defending the Claims; and Second, to the Trustor to be applied to the repair or restoration of the Property; (B) if the amount of the Proceeds is between $250,000 and $1,000,000, First, to Beneficiary’s expenses in settling, prosecuting or defending the Claims; and Second, to the Trustor to be applied to the repair or restoration of the Property subject to the satisfaction of the conditions set forth in Section 6.11.b (iii); and (C) if the amount of the Proceeds is greater than $1,000,000, First, to Beneficiary’s expenses in settling, prosecuting or defending the Claims; and Second, to the Secured Obligations (including to payment of the Exit Fee [as defined in and calculated in accordance with the Note] payable in respect of such Proceeds) in any order without suspending, extending or reducing any obligation of Trustor to make installment payments; provided, however, Beneficiary may, in its sole and absolute discretion, elect to disburse such Proceeds to Beneficiary or Trustor to be applied to the repair or restoration of the Property.

(iii)

Restoration. Notwithstanding the foregoing Sections 6.11.b (i) and (ii) (except as set forth in Section 6.11.b (ii) (A)), Beneficiary shall have no obligation to make any Proceeds available for the repair or restoration of all or any portion of the Property unless and until all the following conditions have been satisfied: (aa) delivery to Beneficiary of the Proceeds plus any additional amount which is needed to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period); (bb) establishment of an arrangement for lien releases and disbursement of funds reasonably acceptable to Beneficiary; (cc) delivery to Beneficiary in form and content acceptable to Beneficiary of all of the following: (1) plans and specifications for the work; (2) a contract for the work, signed by a contractor reasonably acceptable to Beneficiary; (3) a cost breakdown for the work; (4) if required by Beneficiary, a payment and performance bond for the work; (5) evidence of the continuation of all Leases unless consented to in writing by Beneficiary or evidence that rent loss insurance proceeds are sufficient to cover the tenancies that have been terminated on account of the casualty during the period of repair; (6) evidence that, upon completion of the work, the size, capacity, value, and income coverage ratios for the Property will be at least as great as those which existed immediately before the damage or condemnation occurred; (7) evidence that the work can reasonably be completed on or before that date which is 6 months prior to the Maturity Date; (8) evidence that there has been no material adverse change in the financial condition or credit of Trustor or Limited Guarantor since the date of this Deed of Trust; and (9) evidence of the satisfaction of any additional conditions that Beneficiary may reasonably establish to protect Beneficiary’s security. Trustor acknowledges that the specific conditions described above are reasonable. and (ii) that Beneficiary may impose additional conditions in its sole and absolute discretion with respect to the distribution of Proceeds to Trustor pursuant to Section 6.11.b (i) and 6.11.b (ii) (C).

c.	Application of Proceeds; Default. If a Default has occurred and is continuing at the time of Beneficiary’s receipt of the Proceeds or if a Default occurs at any time thereafter, Beneficiary may, at Beneficiary’s absolute discretion and regardless of any impairment of security or lack of impairment of security, but subject to applicable law governing use of the Proceeds, if any, apply all or any of the Proceeds to Beneficiary’s expenses in settling, prosecuting or defending the Claims and then apply the balance to the Secured Obligations in any order without suspending, extending or reducing any obligation of Trustor to make installment payments, and may release all or any part of the Proceeds to Trustor upon any conditions Beneficiary chooses.

6.12.

TAX AND INSURANCE IMPOUNDS. If a Default has occurred and is existing, then, at Beneficiary’s option and upon its demand, Trustor, shall, until all Secured Obligations have been paid in full, pay to Beneficiary in equal monthly installments, or as otherwise reasonably directed by Beneficiary, an amount estimated by Beneficiary to be equal to: (a) all taxes, assessments, levies and charges imposed by any public or quasi-public authority or utility company which are or may become a lien upon the Property or Collateral and will become due for the tax year during which such payment is so directed; and (b) premiums for fire, hazard and insurance required or requested pursuant to the Loan Documents when the same are next due. If Beneficiary determines that any amounts paid by Trustor are insufficient for the payment in full of such taxes, assessments, levies, charges and/or insurance premiums, Beneficiary shall notify Trustor of the increased amounts required to pay all amounts when due, whereupon Trustor shall pay to Beneficiary within thirty (30) days thereafter the additional amount as stated in Beneficiary’s notice. If Beneficiary is required to segregate such sums paid, Trustor shall (i) execute such documents as Beneficiary, in its sole discretion, deems necessary to perfect its security interest in such account and (ii) pay the costs of setting up and maintaining such account. All sums so paid shall not bear interest, except to the extent and in any minimum amount required by law; and Beneficiary shall, unless Trustor is otherwise in Default hereunder or under any Loan Document, apply said funds to the payment of, or at the sole option of Beneficiary release said funds to Trustor for the application to and payment of, such sums, taxes, assessments, levies, charges, and insurance premiums. Upon Default by Trustor hereunder or under any Secured Obligation, Beneficiary may apply all or any part of said sums to any Secured Obligation and/or to cure such Default, in which event Trustor shall be required to restore all amounts so applied, as well as to cure any other events or conditions of Default not cured by such application. Upon assignment of this Deed of Trust, Beneficiary shall have the right to assign all amounts collected and in its possession to its assignee whereupon Beneficiary shall be released from all liability with respect thereto. Within sixty (60) days following full repayment of the Secured Obligations (other than full repayment of the Secured Obligations as a consequence of a foreclosure or conveyance in lieu of foreclosure of the liens, security titles and security interests securing the Secured Obligations) or at such earlier time as Beneficiary may elect, the balance of all amounts collected and in Beneficiary’s possession shall be paid to Trustor and no other party shall have any right or claim thereto.

6.13.	DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor’s sole expense against all adverse claims, other than Permitted Exceptions, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor’s or Beneficiary’s rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any claim, of the filing of any action or proceeding, of the occurrence of any damage to the Property and of any condemnation offer or action.

6.14.	RIGHT OF INSPECTION. Subject to the rights of tenants under any Leases, Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time upon forty-eight hours prior written notice to Trustor for the purpose of inspecting the Property and ascertaining Trustor’s compliance with the terms of this Deed of Trust. Beneficiary shall use reasonable efforts to assure that Beneficiary’s entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor’s tenants on the Property.

6.15.	DUE ON SALE/ENCUMBRANCE.

a.

Trustor acknowledges that Beneficiary has relied upon the principals of Trustor and their experience in owning and operating properties similar to the Property in connection with the closing of the Loan. Accordingly, except with the prior written consent of Beneficiary or as otherwise expressly permitted in this Deed of Trust or the Note, Trustor shall not cause or permit any sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law (“Transfer”) of all or any part of the Property or the Collateral, except for equipment and inventory in the ordinary course of its business, or a Transfer of any direct or indirect, legal or beneficial, interest in any Restricted Party (defined herein) (in each case, a “Prohibited Transfer”). If any Transfer not expressly permitted in the Note or this Deed of Trust is made without the prior written consent of Beneficiary, Beneficiary shall have the absolute right at its option, without prior demand or notice, to declare all of the Secured Obligations immediately due and payable, except to the extent prohibited by law, and pursue its rights and remedies under Section 7.3 herein. Trustor agrees to pay the Exit Fee (as defined in and calculated in accordance with the Note) in the event the Secured Obligations are accelerated pursuant to the terms of this Section. Consent to one such Transfer shall not be deemed to be a waiver of the right to require the consent to future or successive Transfers. Beneficiary’s consent to any Transfer may be withheld, conditioned or delayed in Beneficiary’s sole and absolute discretion.

“Restricted Party” shall mean Trustor or any shareholder, partner, member or non-member manager, or any direct or indirect, legal or beneficial, owner of Trustor.

b.	Notwithstanding anything herein to the contrary, the following Transfers shall not be deemed to be a Prohibited Transfer:

(i)	Transfer of certain minority interests in Trustor, or in entities having a direct or indirect ownership interest in Trustor so long as each of the conditions set forth below has been satisfied:

(1)	no Default exists under this Deed of Trust or under any of the other Loan Documents;

(2)	the original Trustor continues to hold title to the Property and Collateral;

(3)	Beneficiary has received at least thirty (30) days prior written notice of such Transfer;

(4)	after giving effect to each and every such Transfer, Gregory A. Fowler manages and controls, directly or indirectly, the day-to-day affairs of the Trustor;

(5)	after giving effect to each and every such Transfer, Gregory A. Fowler and/or the Gregory A. Fowler Living Trust, collectively, directly or indirectly own at least thirty percent (30%) of the aggregate equity in Trustor; and

(6)	Trustor pays any and all of Beneficiary’s out-of-pocket costs in connection with the review of any such Transfer and any and all taxes, fees, costs or other expenses incurred in connection with such transaction; or

(ii)	the removal of FPA Governor Park Investors, LLC, a Delaware limited liability company (the “Operating Member”) as operating member of FPA/PRIP Governor Park, LLC, a Delaware limited liability company (the “Member”), the sole member of Trustor, and replacement of such operating member with PRIP Governor Park, LLC, a Delaware limited liability company (“PRIP”), so long as each of the conditions set forth below has been satisfied:

(1)	Beneficiary has received at least forty-five (45) days prior written notice of such replacement, which notice must include the executed documents described in clause (7) immediately below;

(2)	no Default exists under this Deed of Trust or under any of the other Loan Documents;

(3)	the original Trustor continues to hold title to the Property and Collateral;

(4)	the Property continues to be managed by a property manager approved by Beneficiary pursuant to this Deed of Trust;

(5)	PRIP shall be controlled, directly or indirectly, by Paladin Realty Partners, LLC, a Delaware limited liability company (“Paladin”);

(6)	after giving effect to such Transfer, Paladin and/or funds managed by Paladin, directly or indirectly own at least thirty percent (30%) of the aggregate equity in Trustor;

(7)	without releasing, modifying or otherwise impacting the Limited Guaranty and Hazardous Materials Indemnity Agreement, PRIP has delivered to Beneficiary an executed limited guaranty and hazardous materials indemnity agreement (each in the form executed by Gregory A. Fowler on the Effective Date or in a form which is otherwise acceptable to Beneficiary in its reasonable discretion) from an affiliate of PRIP that has a net worth (as reflected on such affiliate’s financial statements) of at least $50,000,000;

(8)	the LTV Ratio shall be equal to or less than fifty percent (50%) or shall be reduced to fifty percent (50%) prior to the effective date of such replacement of the operating member. As used in this Section 6.15(b)(ii)(8), “LTV Ratio” means the outstanding balance on the Loan divided by the fair market value of the Property as determined by Beneficiary, such determination to be made in consideration of a new appraisal (at Trustor’s expense) by an MAI appraiser selected by Beneficiary or as reflected on the most recent appraisal by an MAI appraiser obtained by Beneficiary provided that such appraisal is dated not more than ninety (90) days prior to the effective date of the Transfer;

(9)	from and after the date that PRIP becomes the operating member of the Member, Trustor may not thereafter obtain a partial release of either the Two Governor Property or the Five Governor Property pursuant to Section 6.21(b) hereof and such Section 6.21(b) hereof will be of no further force or effect; and

(10)	Trustor pays any and all of Beneficiary’s out-of-pocket costs in connection with the review of any such Transfer and any and all taxes, fees, costs or other expenses incurred in connection with such transaction.

c.	In no event shall title to the Property or the Collateral, or any portion thereof or any interest therein, be held as a tenancy in common.

6.16.	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join in granting any easement on the Property; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.17.	COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys’ fees. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date the indebtedness arises at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.18.

EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (b) the failure or refusal of

Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease the Property after a Default (hereafter defined) or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct and bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.19.

INDEMNITY. Without in any way limiting any other indemnity contained in this Deed of Trust, Trustor agrees to defend, indemnify and hold harmless Trustee and the Beneficiary Group from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan, except for violations of banking laws or regulations by the Beneficiary Group; (b) this Deed of Trust; (c) the execution of this trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor’s obligations under this Deed of Trust or the other Loan Documents; (e) any alleged obligation or undertaking on the Beneficiary Group’s part to perform or discharge any of the representations, warranties, conditions, covenants or other obligations contained in any other document related to the Property; (f) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (g) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant of Trustor under Section 6.2 above. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly arising out of the gross negligence or willful misconduct of any member of the Beneficiary Group or Trustee, or any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group or Trustee arising from any act or incident on the Property occurring after the full reconveyance and release of the lien of this Deed of Trust on the Property, or with respect to the matters set forth in clause (g) above, any claim, loss, damage, cost, expense or liability incurred by the Beneficiary Group resulting from the introduction and initial release of Hazardous Materials on the Property occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. This indemnity shall include, without limitation: (aa) all direct and indirect consequential damages (including, without limitation, any third party tort claims or governmental claims, fines or penalties against Trustee or the Beneficiary Group); (bb) all court costs and attorneys’ fees (including, without limitation, expert witness fees) paid or incurred by Trustee or the Beneficiary Group; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. “Beneficiary Group”, as used herein, shall mean (1) Beneficiary (including, without limitation, any participant in the Loan), (2) any entity controlling, controlled by or under common control with Beneficiary, (3) the directors, officers, employees and agents of Beneficiary and such other entities, and

(4) the successors, heirs and assigns of the entities and persons described in foregoing clauses (1) through (3). Trustor shall pay immediately upon Trustee’s or Beneficiary’s demand any amounts owing under this indemnity together with interest from the date the indebtedness arises until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to Trustee and the Beneficiary Group in any action or proceeding arising under this indemnity. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND RECONVEYANCE OF THIS DEED OF TRUST, BUT TRUSTOR’S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED “BORROWER’S LIABILITY.”

6.20.	SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee here-under with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.21.	RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY.

a.	Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations (“Interested Parties”), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Trustor increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

b.	Notwithstanding anything to the contrary stated herein and provided that no Transfer has occurred pursuant to Section 6.15(b)(ii) hereof, Trustor may obtain a partial release of either the Two Governor Property or the Five Governor Property (the parcel being released at such time, the “Release Parcel”) from the lien and security interest created by this Deed of Trust and the other Loan Documents upon satisfaction in full of all of the following conditions:

(i)

Beneficiary shall have received, in immediately available funds, prior to or concurrently with such release, an amount equal to the greater of: (i) eighty-four percent (84%) of the sales proceeds from the sale of such parcel

(less reasonable and customary transaction expenses approved by Beneficiary in its reasonable discretion), and (ii) $4,500,000 in the case of the release of the Two Governor Property, and $9,500,000 in the case of the release of the Five Governor Property;

(ii)	Trustor must have provided written notice to Beneficiary of its intent to release the Release Parcel at least forty-five (45) days before such release;

(iii)	The underwritten Debt Service Coverage Ratio (as defined in the Note) as determined by Beneficiary for the portion of the Property not being released at such time shall be no less than 1.20;

(iv)	Beneficiary shall have approved in writing a modified Cap-Ex, Leasing Costs and Interest Reserve Budget (as defined in the Note) reflecting that the costs identified thereon will not be incurred with respect to the Release Parcel following the release thereof;

(v)	No Default under this Deed of Trust or under any of the other Loan Documents, and no conditions exist which but for the running of a cure period would give rise to a Default, shall exist at the time of such release;

(vi)	Release and modification agreements (and any other required documents) reasonably acceptable to Beneficiary in connection with the release of the Release Parcel shall have been executed and recorded, as applicable;

(vii)	Limited Guarantor shall have reaffirmed in writing, in form acceptable to Beneficiary, its obligations under any environmental indemnity agreement and under any guaranty of non-recourse exceptions delivered to Beneficiary in connection with the Loan;

(viii)	An endorsement to Beneficiary’s title insurance policy insuring the validity and priority of the lien of this Deed of Trust, as modified by such release, subject to no exceptions and reflecting no subordinate liens or other encumbrances encumbering the Property, except those set forth in Beneficiary’s existing Loan title policy, approved in writing by Beneficiary or expressly permitted by the Loan Documents without Beneficiary’s consent;

(ix)	All out of pocket costs and expenses incurred by Beneficiary (including legal fees) in connection with the release shall have been paid by Trustor, regardless of whether the release closes;

(x)	There shall have been no material adverse change to the financial condition of Limited Guarantor;

(xi)	Beneficiary shall have received payment of the Exit Fee;

(xii)	The LTV Ratio for the portion of the Property not being released at such time shall be equal to or less than seventy percent (70%). As used in this Section 6.21(b)(xii), “LTV Ratio” means the outstanding balance on the Loan divided by the fair market value of the Property not being released as determined by Beneficiary, such determination to be made in consideration of a new appraisal (at Trustor’s expense) by an MAI appraiser selected by Beneficiary or as reflected on the most recent appraisal by an MAI appraiser obtained by Beneficiary provided that such appraisal is dated not more than ninety (90) days prior to the effective date of such release; and

(xiii)	Such other conditions as Beneficiary may reasonably require shall have been satisfied.

6.22.

SALE OR PARTICIPATION OF LOAN. Beneficiary may at any time sell, assign, participate or securitize all or any portion of Beneficiary’s rights and obligations under the Loan Documents, and that any such sale, assignment, participation or securitization may be to one or more financial institutions or other entities, to private investors, or into the public securities market, in Beneficiary’s sole discretion. Trustor further agrees that Beneficiary may disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) (and to any investment banking firms, rating agencies, accounting firms, law firms and other third party advisory firms and investors involved with the Loan and the Loan Documents or the applicable sale, assignment, participation or securitization) all documents and financial and other information heretofore or hereafter provided to or known to Beneficiary with respect to: (a) the Property and its operation; (b) any party connected with the Loan (including, without limitation, Trustor, any partner or member of Trustor, any constituent partner or member of Trustor, any guarantor and any nonborrower trustor). In the event of any such sale, assignment, participation or securitization, Beneficiary and the other parties to the same shall share in the rights and obligations of Beneficiary set forth in the Loan Documents as and to the extent they shall agree among themselves. In connection with any such sale, assignment, participation or securitization, Trustor further agrees that the Loan Documents shall be sufficient evidence of the obligations of Trustor to each purchaser, assignee or participant, and Trustor shall, within fifteen (15) days after request by Beneficiary; (c) deliver to Beneficiary such information and documents relating to Trustor, the Property and its operation and any party connected with the Loan as Beneficiary or any rating agency may request; (d) deliver to Beneficiary an estoppel certificate for the benefit of Beneficiary and any other party designated by Beneficiary verifying the status and terms of the Loan, in form and content satisfactory to Beneficiary; (e) enter into such amendments to the Loan Documents as may be requested in order to facilitate any such sale, assignment, participation or securitization without impairing Trustor’s rights or increasing Trustor’s obligations; (f) if, as a condition to the closing of the Loan, Trustor was required to be a special-purpose bankruptcy-remote entity, enter into such amendments to the organizational documents of Trustor as any rating agency may request to preserve or enhance Trustor’s special-purpose bankruptcy-remote status; and (g) if, as a condition to the closing of the Loan, Trustor was required to provide Beneficiary with any nonconsolidation opinions, provide Beneficiary with such amendments and restatements of such opinions as any rating agency may request. The indemnity obligations of Trustor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

6.23.	RECONVEYANCE. Upon Beneficiary’s written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto”. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

6.24.	SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.25.	APPROVAL OF LEASES. Beneficiary must approve of in advance and in writing all new Leases and all Lease amendments, modifications, terminations, assignments, extensions and renewals executed or entered into subsequent to the Effective Date (collectively, the “Lease Documents”), provided, however, if Beneficiary fails to respond to Trustor within three (3) Business Days of receipt of any Lease Document submitted by Trustor to Beneficiary for approval, such Lease Document shall be deemed approved. Notwithstanding the foregoing, Trustor shall be permitted to enter into any new Lease or Lease amendment without Beneficiary’s prior written approval provided that: (i) the terms of such agreement are in compliance with the minimum rental rates and all other applicable terms set forth on the annual Business Plan (as defined in the Note) approved in writing by Beneficiary, (ii) the form of such agreement is substantially similar to the form of lease submitted to Beneficiary by Trustor and approved in writing by Beneficiary and (iii) such agreement reflects an arms-length transaction with a third-party tenant that is not an affiliate of Trustor.

6.26.

MANAGEMENT OF PROPERTY. So long as any of the Secured Obligations remain outstanding, Beneficiary must approve (such approval not to be unreasonably withheld or delayed) each property manager of the Property in advance and in writing, pursuant to a written management agreement approved by Beneficiary in advance and in writing. If at any time, the Trustor is in material default under the Loan Documents and the management of the Property and the Collateral is not satisfactory to Beneficiary, Trustor shall have a reasonable period of time not exceeding ninety (90) days to engage a property manager approved by Beneficiary (such approval by Beneficiary not to be unreasonably withheld or delayed). If management satisfactory to Beneficiary is not in place within said ninety (90) day period, then at Beneficiary’s option, the Secured Obligations (including the Exit Fee) shall be immediately due and payable. Any leasing commissions agreement and management agreement affecting the Property and the Collateral must be satisfactory to Beneficiary and must be subordinate to the lien of this Deed of Trust. Notwithstanding the foregoing, Trinity Property Consultants, LLC is hereby approved as the property manager of the Property.

6.27.	SUBORDINATE, MEZZANINE AND OTHER FINANCING. Trustor shall not permit any subordinate liens (voluntary or involuntary) secured by any portion of the Property or Collateral, or any beneficial interest in the Property, or any mezzanine or any other financing, whether unsecured or secured by any direct or indirect ownership interest in Trustor, to exist (provided that, the foregoing prohibitions are not intended to prevent Trustor’s indirect principals who are individuals from obtaining personal loans unrelated to the Property and are also not intended to prevent Trustor from incurring reasonable and customary trade payables that will be satisfied within sixty (60) days of incurrence).

6.28.	PATRIOT ACT AND RELATED MATTERS.

a.	Trustor shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting Trustor, the Property, or the use thereof, including, without limitation, Prescribed Laws. The term “Prescribed Laws” shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et. seq. and (d) all other legal requirements relating to money laundering or terrorism. Beneficiary shall have the right to audit Trustor’s compliance with the Prescribed Laws. Trustor shall from time to time, upon Beneficiary’s request, provide Beneficiary with evidence reasonably satisfactory to Beneficiary that each of Trustor and the Property complies with all Prescribed Laws or is exempt from compliance with Prescribed Laws.

b.

None of Trustor, any member of the Trustor, Limited Guarantor or any member or partner of such member, nor any owner of a direct or indirect interest in Trustor: (i) is listed on any Government Lists (as defined below), (ii) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (iv) is not currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or (e) the Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (x) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), (y) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Beneficiary notified Trustor in writing is now included in “Governmental Lists”, or (z) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other government authority or pursuant to any Executive Order of the President of the United States of America that Beneficiary notified Trustor in writing is now included in “Governmental Lists”.

ARTICLE 7. DEFAULT

7.1.	DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (a “Default”) hereunder and the other Loan Documents:

a.	Monetary. Trustor shall fail to (i) pay when due any sums which by their express terms require immediate payment without any grace period, sums which are payable on the Maturity Date or any regular monthly payment due under the Note, or (bb) pay within ten (10) days after written notice thereof shall have been given to Trustor by Beneficiary of any other sums payable under this Deed of Trust or any of the other Loan Documents.

b.	Failure to Perform. Trustor shall fail to observe, perform or discharge any of Trustor’s obligations, covenants, conditions or agreements, other than Trustor’s payment obligations, under the Note, this Deed of Trust or any of the other Loan Documents, and (aa) such failure shall remain uncured for thirty (30) days after written notice thereof shall have been given to Trustor by Beneficiary if such default is capable of being cured within thirty (30) days; provided however, if such default is not capable of being cured within thirty (30) days and such default occurred through no fault of Trustor, the cure period shall be extended so long as Trustor commences its cure efforts and diligently pursues such cure following notice from Beneficiary.

c.

Representations and Warranties. Any representation, warranty, certificate or other statement (financial or otherwise) made or furnished by or on behalf of Trustor, or Limited Guarantor, to Beneficiary or in connection with any of the

Loan Documents, or as an inducement to Beneficiary to make the Loan, shall be knowingly false, incorrect, incomplete or misleading in any material respect when made or furnished.

d.	Condemnation; Attachment. The condemnation, seizure or appropriation of any material portion (as reasonably determined by Beneficiary) of the Property; or the sequestration or attachment of, or levy or execution upon any of the Property, the Collateral or any other collateral provided by Trustor under any of the Loan Documents, or any material portion of the other assets of Trustor, which sequestration, attachment, levy or execution is not released or dismissed within forty-five (45) days after its occurrence; or the sale of any assets affected by any of the foregoing.

e.	Uninsured Casualty. The occurrence of an uninsured casualty with respect to any material portion (as reasonably determined by Beneficiary) of the Property unless: (aa) no other Default has occurred and is continuing at the time of such casualty or occurs thereafter; (bb) Trustor promptly notifies Beneficiary of the occurrence of such casualty; and (cc) not more than forty-five (45) days after the occurrence of such casualty, Trustor delivers to Beneficiary immediately available funds in an amount sufficient, in Beneficiary’s reasonable opinion, to pay all costs of the repair or restoration (including, without limitation, taxes, financing charges, insurance and rent during the repair period). So long as no Default has occurred and is continuing at the time of Beneficiary’s receipt of such funds and no Default occurs thereafter, Beneficiary shall make such funds available for the repair or restoration of the Property. Notwithstanding the foregoing, Beneficiary shall have no obligation to make any funds available for repair or restoration of the Property unless and until all conditions imposed by Beneficiary in its sole and absolute discretion have been satisfied.

f.	Limited Guarantor. Limited Guarantor shall fail to comply with the Minimum Net Worth Requirement (as defined in the Limited Guaranty).

g.	Voluntary Bankruptcy, Insolvency, Dissolution. (aa) Trustor’s filing a petition for relief under the Bankruptcy Reform Act of 1978, as amended or recodified (“Bankruptcy Code”), or under any other present or future state or federal law regarding bankruptcy, reorganization or other relief to debtors (collectively, “Debtor Relief Law”); or (bb) Trustor’s filing any pleading in any involuntary proceeding under the Bankruptcy Code or other Debtor Relief Law which admits the jurisdiction of a court to regulate Trustor or the Property or the petition’s material allegations regarding Trustor’s insolvency; or (cc) Trustor’s making a general assignment for the benefit of creditors; or (dd) Trustor’s applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Trustor or any of its property; or (ee) the filing by or against Trustor of a petition seeking the liquidation or dissolution of Trustor or the commencement of any other procedure to liquidate or dissolve Trustor.

(i)	Involuntary Bankruptcy. Trustor’s failure to effect a full dismissal of any involuntary petition under the Bankruptcy Code or other Debtor Relief Law that is filed against Trustor or in any way restrains or limits Trustor or Beneficiary regarding the Loan or the Property, prior to the earlier of the entry of any order granting relief sought in the involuntary petition or 90 days after the date of filing of the petition.

(ii)	Partners, Guarantors. The occurrence of an event specified in Sections (i) or (ii) as to any general partner or managing member of Trustor or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

7.2.	ACCELERATION. Upon the occurrence of a Default, all sums owing to Beneficiary under the Note and the other Loan Documents shall, at Beneficiary’s option, become immediately due and payable.

7.3.	RIGHTS AND REMEDIES. In addition to the rights and remedies in Section 7.2 above, at any time during the continuance of a Default, Beneficiary shall have all of the following rights and remedies:

a.	Entry on Property. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deem necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor or the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s sole judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien, other than the Permitted Exceptions, which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary or Trustee being conclusive as between the parties hereto; (vi) to obtain insurance to the extent required to be maintained hereunder or under any other Loan Document; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder or under any other Loan Document; (viii) to obtain a court order to enforce Beneficiary’s right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary’s rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

b.	Appointment of Receiver. With or without notice or hearing to apply to a court of competent jurisdiction for and obtain appointment of a receiver, trustee, liquidator or conservator of the Property, for any purpose, including, without limitation, to enforce Beneficiary’s rights to collect Payments and to enter on and inspect the Property for Hazardous Materials, as a matter of strict right and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; (iii) the filing of a notice of default; or (iv) the solvency of Trustor or any guarantor or other person or entity in any manner obligated to Beneficiary under the Loan Documents.

c.	Judicial Foreclosure; Injunction. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

d.	Nonjudicial Foreclosure. To execute a written notice of such Default and of the election to cause the Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may post-pone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

Upon sale of the Property at any judicial or nonjudicial foreclosure, Beneficiary may credit bid (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (viii) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ix) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (x) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (xi) Beneficiary’s credit bid may be (at Beneficiary’s sole and absolute discretion) higher or lower than any appraised value of the Property;

e.	Multiple Foreclosures. To resort to and realize upon the security hereunder and any other security now or later held by Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both, and to apply the proceeds received upon the Secured Obligations all in such order and manner as Trustee and Beneficiary or either of them determine in their sole discretion;

f.	Rights to Collateral. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

g.	Other Rights. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Property which consists of a right in action or which is property that can be severed from the Property (including, without limitation, any improvements forming a part thereof) without causing structural damage thereto as if the same were personal property or a fixture, as the case may be, and dispose of the same in accordance with applicable law, separate and apart from the sale of the Property. Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.4.	APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of the Trustee’s fees and attorneys’ fees permitted pursuant to subdivision (b) of California Civil Code Section 2924d and subdivision (b) of Section 2924k; Second, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to the Trustor or the Trustor’s successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the Trustee’s sale.

7.5.	WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.6.	NO CURE OR WAIVER. Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.

7.7.	PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES. Trustor agrees to pay to Beneficiary immediately and upon demand all costs and expenses incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, statutory trustee’s fees, court costs and attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.8.

POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Section; and (c) Beneficiary shall not exercise such right until after the expiration of any applicable notice and cure periods.

7.9.	REMEDIES CUMULATIVE. All rights and remedies of Beneficiary and Trustee under this Deed of Trust and the other Loan Documents are cumulative and are in addition to all rights and remedies provided by applicable law (including specifically that of foreclosure of this Deed of Trust as though it were a mortgage). Beneficiary may enforce any one or more remedies or rights under the Loan Documents either successively or concurrently.

ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1.	ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE NOTE ENTITLED “BORROWER’S LIABILITY.”

8.2.	NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No exercise of any right or remedy by Beneficiary or Trustee hereunder shall constitute a waiver of any other right or remedy herein contained or provided by law. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary’s or Trustee’s rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3.	[Intentionally Omitted].

8.4.

PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to

Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor’s right to contest pursuant to the terms of this provision shall in no way relieve Trustor of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.5.	FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts reasonably necessary or appropriate to effectuate the purposes of the Loan Documents and to perfect any assignments contained therein.

8.6.	ATTORNEYS’ FEES. If any legal action, suit or proceeding is commenced between Trustor and Beneficiary regarding their respective rights and obligations under this Deed of Trust or any of the other Loan Documents, the prevailing party shall be entitled to recover, in addition to damages or other relief, costs and expenses, reasonable attorneys’ fees and court costs (including, without limitation, expert witness fees). As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.7.	TRUSTOR AND BENEFICIARY DEFINED. The term “Trustor” includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term “Beneficiary” includes the original Beneficiary and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.8.	DISCLAIMERS.

a.

Relationship. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender; and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status; (ii) Beneficiary’s activities in connection with this Deed of Trust and the other Loan Documents shall not be “outside the scope of activities of a lender of money” within the meaning of California Civil Code Section 3434, as amended or recodified from time to time, and Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

b.	No Liability. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor or any of Trustor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.9.	SEVERABILITY. If any term of this Deed of Trust or any other Loan Document, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Deed of Trust or such other Loan Document, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Deed of Trust or such other Loan Document shall be valid and enforceable to the fullest extent permitted by law.

8.10.	RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the deed of trust established by Article 1 and the security agreement established by Article 4 are independent and cumulative, and there shall be no merger of any lien created by the deed of trust with any security interest created by the security agreement. Beneficiary may elect to exercise or enforce any of its rights, remedies or interests under either or both the deed of trust or the security agreement as Beneficiary may from time to time deem appropriate. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the deed of trust and the security agreement.

8.11.	MERGER. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.12.	OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as “Trustor”, the obligations of all such persons hereunder shall be joint and several.

8.13.

SEPARATE AND COMMUNITY PROPERTY. Any married person who executes this Deed of Trust as a “Trustor” agrees that any money judgment which Beneficiary or Trustee obtains pursuant to the terms of this Deed of Trust or any other obligation of that married person secured by this Deed of Trust may be collected by execution upon any separate property or community property of that person.

8.14.	INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing. When the identity of the parties or other circumstances make it appropriate, the masculine gender includes the feminine and/or neuter, and the singular number includes the plural.

8.15.	CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note.

8.16.	SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan except as otherwise permitted under the Note or the other Loan Documents.

8.17.	GOVERNING LAW. This Deed of Trust was accepted by Beneficiary in the state of California and the proceeds of the Note secured hereby were disbursed from the state of California, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, including, without limiting the generality of the foregoing, matters of construction, validity, enforceability and performance, this Deed of Trust, the Note and the other Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts made and performed in such state and any applicable law of the United States of America, except that at all times the provisions for enforcement of Beneficiary’s STATUTORY POWER OF SALE and all other remedies granted hereunder and the creation, perfection and enforcement of the security interests created pursuant hereto and pursuant to the other Loan Documents in any Collateral which is located in the state where the Property is located shall be governed by and construed according to the law of the state where the Property is located. Except as provided in the immediately preceding sentence, Trustor hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than California governs this Deed of Trust, the Note and other Loan Documents.

8.18.

CONSENT TO JURISDICTION. Trustor irrevocably submits to the jurisdiction of: (a) any state or federal court sitting in the state of California over any suit, action, or proceeding, brought by Trustor against Beneficiary, arising out of or relating to this Deed of Trust, the Note or the Loan; (b) any state or federal court sitting in the state where the Property is located or the state in which Trustor’s principal place of business is located over any suit, action or proceeding, brought by Beneficiary against Trustor, arising out of or relating to this Deed of Trust, the Note or the Loan; and (c) any state court sitting in the county of the state where the Property is located over any suit, action, or proceeding, brought by Beneficiary to exercise its STATUTORY POWER OF SALE under this Deed of Trust or any action brought by Beneficiary to enforce its rights with respect to the Collateral. Trustor irrevocably waives, to the fullest extent permitted by law, any objection that Trustor may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

8.19.	EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20.	ADDRESSES; REQUEST FOR NOTICE. All notices, demands, or other communications under this Deed of Trust and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change as set forth below). Except when otherwise required by law, any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), or by facsimile transmittal (in which case, such notice if immediately followed by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery shall be deemed given upon receipt of a transmittal confirmation statement ). Any notice so given by mail shall be deemed to have been given as of the date of delivery established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication

Addresses for Notices:

If to Beneficiary:	MIREF Governor Finance, LLC
425 Market Street, Suite 1600
San Francisco, CA 94105
	Attention:	Thomas P. O’Hanlon
	Telephone:	415-616-9354
	Facsimile:	415-616-9399
	Email:	tohanlon@mcmorgan.com

With a copy to:	Goodwin|Procter LLP
601 South Figueroa Street, 41st Floor
Los Angeles, CA 90017
	Attention:	Dean Pappas

	Telephone:	213-426-2525
	Facsimile:	213-623-1673
	Email:	dpappas@goodwinprocter.com

If to Trustor:	FPA Governor Park Associates, LLC
c/o Fowler Property Acquisitions
100 Bush Street, Suite 510
San Francisco, CA 94104
	Attention:	Hannah Moriarty
	Telephone:	415-249-6199
	Facsimile:	415-925-3440
	Email:	hmoriarty@fpacquisitions.com

With a copy to:	Fowler Property Acquisitions
100 Bush Street, Suite 510
San Francisco, CA 94104
	Attention:	Hannah Moriarty
	Telephone:	415-249-6192
	Facsimile:	415-925-3440
	Email:	sgrant@fpacquisitions.com

And to:	Nancy Mauriello, Esq.
4665 MacArthur Court, Suite 210
Newport Beach, CA 92660
	Telephone:	949-399-2525
	Facsimile:	949-399-2528
	Email:	nancy@nmapc.com

Trustor’s principal place of business is at the address set forth above and hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor’s last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving thirty (30) days written notice to the other parties in the manner set forth above.

8.21.	COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above.

TRUSTOR:

FPA GOVERNOR PARK ASSOCIATES, LLC, a Delaware limited liability company

By:	GF Governor Park, LLC,
a Delaware limited liability company
Its:	Manager

By:	/s/ Michael B. Earl
Name:
Title

ACKNOWLEDGMENT

State of California

County of ORANGE

N. Wickham

On Dec. 16, 2008 before me, (here insert name and title of the officer), personally Appeared Michael B. Earl, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature	/s/ N. Wickham	(Seal)

Signature Page to Deed of Trust

EXHIBIT A-1

Description of Land

Exhibit A-1 to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (“Deed of Trust”) among FOWLER PROPERTY ACQUISITIONS, LLC, as “Trustor”, Chicago Title Company, as “Trustee”, and MIREF GOVERNOR FINANCE, LLC, as “Beneficiary”.

Description of Land.

All that certain real property located in the City and County of San Diego, State of California, described as follows:

Parcel 2 in the City of San Diego, County of San Diego, State of California, as shown at Page 12834 of Parcel Maps filed in the Office of the County Recorder of San Diego, California July 29, 1983.

EXHIBIT A-1

EXHIBIT A-2

Description of Land

Exhibit A-2 to DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (“Deed of Trust”) among FOWLER PROPERTY ACQUISITIONS, LLC, as “Trustor”, Chicago Title Company, as “Trustee”, and MIREF GOVERNOR FINANCE, LLC, as “Beneficiary”.

Description of Land.

All that certain real property located in the City and County of San Diego, State of California, described as follows:

Lot 5 of Governor Drive Business Park Unit No. 1, in the City of San Diego, County of San Diego, State of California, according to the map thereof No. 10134, filed in the Office of the County Recorder of San Diego County, on June 30, 1981.

EXHIBIT A-2